                                                       EXHIBIT 10.17









                         VIRTUAL REALTY NETWORK, INC.

                           SERIES A PREFERRED STOCK

                              PURCHASE AGREEMENT

                                 May 19, 1995

                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                               Table of Contents

1.  AUTHORIZATION AND SALE OF SHARES..................................  1
      1.1     Authorization...........................................  1
      1.2     Agreement to Purchase and Sell..........................  1

2.  CLOSING; DELIVERY.................................................  1
      2.1     The First Closing.......................................  1
      2.2     The Second Closing......................................  2
      2.3     Delivery................................................  2

3.  COMPANY REPRESENTATIONS AND WARRANTIES............................  2
      3.1     Organization, Good Standing and Qualification...........  2
      3.2     Capitalization..........................................  3
      3.3     Subsidiaries............................................  3
      3.4     Due Authorization.......................................  4
      3.5     Valid Issuance Stock....................................  4
      3.6     Liabilities.............................................  4
      3.7     Title to Properties and Assets..........................  5
      3.8     Status of Proprietary Assets............................  5
      3.9     Material Contracts and Obligations......................  6
      3.10    Litigation..............................................  7
      3.11    Governmental Consents...................................  7
      3.12    Compliance with Other Instruments.......................  7
      3.13    Disclosure..............................................  8
      3.14    Registration Rights.....................................  8
      3.15    Insurance...............................................  8
      3.16    Financial Statements....................................  8
      3.17    Certain Actions.........................................  9
      3.18    Activities Since Balance Sheet Date.....................  9
      3.19    Tax Matters............................................. 10
      3.20    Tax Elections........................................... 10
      3.21    Invention Assignment and Confidentiality Agreement...... 11
      3.22    Interested Party Transactions........................... 11
      3.23    Stock Restriction Agreements............................ 11
      3.24    Use of Proceeds......................................... 11
      3.25    Business Plan........................................... 12

4.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.................. 12

       4.1    Authorization........................................... 12
       4.2    Investigation........................................... 12
       4.3    Purchase for Own Account................................ 12

     4.4   Exempt From Registration.................................... 12
     4.5   Economic Risk............................................... 12
     4.6   Restricted Securities....................................... 12
     4.7   Restrictive Legends......................................... 13

5.   CONDITIONS TO THE PURCHASERS' OBLIGATIONS AT THE CLOSING.......... 13

     5.1   Representations And Warranties Correct...................... 13
     5.2   Performance Of Obligations.................................. 14
     5.3   Compliance Certificate...................................... 14
     5.4   Proceedings And Documents................................... 14
     5.5   Securities Laws............................................. 14
     5.6   Restated Articles Effective................................. 14
     5.7   Opinion Of The Company's Counsel............................ 14
     5.8   Board Of Directors.......................................... 15
     5.9   Ownership Of Technology..................................... 15
     5.10  Execution Of Rights Agreement............................... 15
     5.11  Execution Of Co-sale Agreement.............................. 15
     5.12  Minimum To Close............................................ 16

6.   CONDITIONS TO COMPANY'S OBLIGATIONS AT THE CLOSING................ 16

     6.1   Representations And Warranties.............................. 16
     6.2   Payment Of Purchase Price................................... 16
     6.3   Restated Articles Effective................................. 16
     6.4   Securities Exemptions....................................... 16

7.   MISCELLANEOUS..................................................... 16

     7.1   Governing Law............................................... 16
     7.2   Survival.................................................... 17
     7.3   Successors And Assigns...................................... 17
     7.4   Entire Agreement............................................ 17
     7.5   Notices..................................................... 17
     7.6   Amendments And Waivers...................................... 17
     7.7   Delays Or Omissions......................................... 18
     7.8   Legal Fees.................................................. 18
     7.9   Finder's Fees............................................... 18
     7.10  Titles And Subtitles........................................ 18
     7.11  Counterparts................................................ 19
     7.12  Severability................................................ 19
     7.13  Confidentiality............................................. 19
     7.14  Public Announcements........................................ 19

EXHIBITS
     Exhibit A - Schedule Of Purchasers
     Exhibit B - Amended And Restated Articles Of Incorporation
     Exhibit C - Schedule Of Exceptions
     Exhibit D - List Of Outstanding Security Holders
     Exhibit E - Rights Agreement
     Exhibit F - Co-sale And Right Of First Refusal Agreement
     Exhibit G - List Of Material Contracts
     Exhibit H - Unaudited Financial Statements
     Exhibit I - Form Of Invention Assignment And Confidentiality Agreement Exhibit J - Form Of Company Counsel Opinion

                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT


This Series A Preferred Stock Purchase Agreement (the "Agreement") is made this 19th day of May, 1995 (the "Effective Date") by and between Virtual Realty Network, Inc., a Nevada corporation (the "Company") and the persons and entities listed on Exhibit A attached hereto (the "Purchasers").

In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

1.   AUTHORIZATION AND SALE OF SHARES

     1.1.  Authorization.

           As of the First Closing (as defined below) the Company will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of up to 2,000,000 shares of the Company's Series A Preferred Stock,with par value of $0.01 per share, having the rights, preferences, privileges and restrictions set forth in the Restated and Amended Articles of Incorporation of the Company attached to this Agreement as Exhibit B (the "Amendment to the Ariticles of Incorporation and Corporate Resolution").

     1.2.  Agreement to Purchase and Sell.

           Subject to the terms and conditions hereof, each Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to each Purchaser at the Closing that number of shares of Series A Preferred Stock set forth opposite each such Purchaser's name on Exhibit A attached hereto at a purchase price of $1.00 per share. The shares of Series A Preferred Stock issued to the Purchaser pursuant to this Agreement shall be hereinafter referred to as the "Shares". The purchase price for the Shares shall be paid by check payable to the order of the Company, by wire transfer of funds to a designated account of the Company, provided that wire transfer instructions are delivered to the Purchasers at least one (1) business day prior to each Closing, or by cancellation of indebtedness.

2.   CLOSINGS; DELIVERY

     2.1.  The First Closing.

           The purchase and sale of up to 500,000 Shares hereunder shall be held at the offices of the Company, on May 19, 1995, or at such other time and place as the Company and the Purchasers agreeing to purchase a majority of the Shares may mutually agree upon (the "First Closing").

     2.2.  The Second Closing.

           The purchase and sale of the remaining unissued and unsold Shares shall be held at the offices of the Company, at such time promptly after and in a manner satisfactory to Intel Corporation ("Intel") that the following has occurred: (i) at least 25 real estate offices shall have subscribed for the Company's product (the "VRi System") and key personnel in each office shall have been trained to use the VRi System, (ii) at least 20 mortgage lenders shall be actively offering their mortgage products on VRi System "network", be trained on the use of the VRi System and be fully able to use Intel's ProShare(TM) with the VRi System and interface with customers using ProShare at the 25 real estate trial sites, and (iii) a customer shall have obtained a loan from a lender participating on the VRi System network for the purchase of real estate using the VRi System resulting in the payment by the lender to the Company of 0.5% of the value of the loan (the "Second Closing").

     2.3   Delivery.

           At each Closing, the Company will deliver to each Purchaser a certificate representing the Shares to be purchased by such Purchaser hereunder against payment of the full purchase price therefor by check payable to the order of the Company or by wire transfer.

3.   COMPANY REPRESENTATIONS AND WARRANTIES

     The Company hereby represents and warrants to the Purchasers that, except as set forth in the Schedule of Exceptions ("Schedule of Exceptions") attached to this Agreement as Exhibit C (which Schedule of Exceptions shall be deemed to be representations and warranties to Purchasers), the statements in the following sections of this Section 3 are all true and correct:

     3.1   Organization, Good Standing and Qualification.

           The Company is a corporation duly organized, validly existing and in good standing under, and by virtue of, the laws of the State of California and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified would have a material adverse effect on its financial condition, business, prospects or operations.

     3.2.  Capitalization.

           Immediately prior to the Closing, the authorized capital stock of the Company will consist of the following:

           (a)   Common Stock.  A total of 25,000,000 authorized shares of
                 ------------
                 Common Stock ($.001 par value) of which 2,750,000 shares are issued and outstanding.

           (b)   Preferred Stock.  A total of 10,000,000 authorized shares of
                 ---------------
                 Preferred Stock ($.001 par value), 2,000,000 of which will be designated Series A Preferred Stock and none of which will be issued and outstanding.

           (c)   Options, Warrants, Reserved Shares.  The Company has reserved
                 ----------------------------------
                 2,000,000 shares of its Common Stock for possible issuance upon the conversion of the shares of Series A Preferred Stock to be issued hereunder (the "Conversion Shares"). Except for (i) the conversion privileges of the Series A Preferred Stock to be issued hereunder, (ii) the 500,000 shares of Common Stock reserved for issuance under the Company's 1995 Consultant and Employees Stock Compensation Plan under which no shares are outstanding and (iii) employee stock options of 50,000 shares each contained in the various contracts contained in Exhibit G. there are no options, warrants, conversion privileges or other rights, or agreements with respect to the issuance thereof, presently outstanding to purchase any of the capital stock of the Company. Apart from the exceptions noted in this Section
                 3.2 (c), no shares (including the Shares and the Conversion Shares) of the Company's outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options or other stock issuable by the Company, are subject to any rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company.

           (d)   Outstanding Security Holders.  Attached to this Agreement as
                 ----------------------------
                 Exhibit D is a complete list of all outstanding shareholders, option holders and other security holders of the Company as of the date set forth on such exhibit.

     3.3   Subsidiaries.

           The Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

     3.4.  Due Authorization.

           All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Agreement, the Rights Agreement attached as Exhibit E (the "Rights Agreement") and the Co-Sale and Right of First Refusal Agreement attached as Exhibit F (the "Co-Sale Agreement") and the authorization, issuance, reservation for issuance and delivery of all of the Shares being sold under this Agreement and of the Conversion Shares has been taken or will be taken prior to each Closing. This Agreement is a valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles. The Shares are not subject to any preemptive rights or rights of first refusal.

     3.5   Valid Issuance of Stock.

           (a) The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be duly and validly issued, fully paid and non assessable. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Articles will be duly and validly issued, fully paid and nonassessable.

           (b) The outstanding shares of the capital stock of the Company are duly and validly issued, fully paid and nonassessable, and such shares of such capital stock, and all outstanding options and other securities of the Company have been issued, in full compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act") and the registration and qualification requirements of all applicable state securities laws, or in compliance with applicable exemptions therefrom, and all other provisions of applicable federal and state securities laws, including, without limitation, anti-fraud provisions.

     3.6.  Liabilities.

           The Company has no indebtedness for borrowed money that the Company has directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which the Company has otherwise become directly or indirectly liable.

     3.7.  Title to Properties and Assets.

           The Company has good and marketable title to its properties and assets held in each case subject to no mortgage, pledge, lien, encumbrance, security interest or charge of any kind. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of the Company's knowledge, the Company holds valid leasehold interests in such assets free of any liens, encumbrances, security interests or claims of any party other than the lessors of such property and assets.

     3.8.  Status of Proprietary Assets.

           (a)   Ownership. The Company has full title and ownership of, or has
                 ---------
                 license to, all patents, patent applications, trademarks, service marks, trade names, copyrights, moral rights, maskworks, trade secrets, confidential and proprietary information, compositions of matter, formulas, designs, proprietary rights, know-how and processes (all of the foregoing collectively hereinafter referred to as the "Proprietary Assets") necessary to enable it to carry on its business as now conducted and as presently proposed to be conducted without any conflict with or infringement of the rights of others. To the best of the Company's knowledge, no third party has any ownership right, title, interest, claim in or lien on any of the Company's Proprietary Assets and the Company has taken, and in the future the Company will use its best efforts to take, all steps reasonably necessary to preserve its legal rights in, and the secrecy of, all its Proprietary Assets, except those for which disclosure is required for legitimate business or legal reasons.

           (b)   Licenses: Other Agreements. The Company has not granted, and,
                 --------------------------
                 to the best of the Company's knowledge, there are not outstanding, any options, licenses or agreements of any kind relating to any Proprietary Asset of the Company, nor is the Company bound by or a party to any option, license or agreement of any kind with respect to any of its Proprietary Assets. The Company is not obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Proprietary Asset or any other property or rights.

           (c)   No Infringement. To the best of the Company's knowledge, the
                 ---------------
                 Company has not violated or infringed, and is not currently violating or infringing, and the Company has not received any communications alleging that the Company (or any of its employees or consultants) has violated or infringed or, by conducting its business as proposed, would violate or infringe, any Proprietary Asset of any other person or entity.

           (d)   No Breach by Employee. The Company is not aware that any
                 ---------------------
                 employee or consultant of the Company is obligated under any agreement (including licenses, covenants or commitments of any nature, or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would interfere with the use of his or her best efforts to carry out his or her duties for the Company or to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. The carrying on of the Company's business by the employees and contractors of the Company and the conduct of the Company's business as presently proposed, will not, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or contractors or the Company is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any employees of the Company (or persons the Company currently intends to hire) made prior to their employment by the Company. At no time during the conception of or reduction of any of the Company's Proprietary Assets to practice was any developer, inventor or other contributor to such patents operating under any grants from any governmental entity or agency or private source, performing research sponsored by any governmental entity or agency or private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party that could adversely affect the Company's rights in such Proprietary Assets.

     3.9.  Material Contracts and Obligations.

           Attached hereto as Exhibit G is a list of all oral and written agreements, contracts, leases, licenses, instruments, commitments, indebtedness, liabilities and other obligations to which the Company is a party or by which it is bound that are (i) material to the conduct and operations of its business and properties; (ii) involve any of the officers, consultants, directors, employees or shareholders of the Company; or (iii) obligate the Company to share, license or develop any product or technology. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by the Purchasers or the special counsel to the Purchasers. For purposes of this Section 3.9, "material" shall mean any agreement, contract, indebtedness, liability or other obligation either: (i) having an aggregate value, cost or amount in excess of $25,000, or (ii) not terminable upon thirty days notice.

     3.10. Litigation.

           There is no action, suit, proceeding, claim, arbitration or investigation ("Action") pending (or, to the best of the Company's knowledge, currently threatened) against the Company, its activities, properties or assets or, to the best of the Company's knowledge, against any officer, director or employee of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company. To the best of the Company's knowledge, there is no factual or legal basis for any such Action that might result, individually or in the aggregate, in any material adverse change in the business, properties, assets, financial condition, affairs or prospects of the Company. By way of example but not by way of limitation, there are no Actions pending or, to the best of the Company's knowledge, threatened (or any basis therefor known to the Company) relating to the prior employment of any of the Company's employees or consultants, their use in connection with the Company's business of any information, technology or techniques allegedly proprietary to any of their former employers, clients or other parties, or their obligations under any agreements with prior employers, clients or other parties. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by the Company currently pending or which the Company intends to initiate.

     3.11  Governmental Consents.

           All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any U.S., federal or state governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated herein shall have been obtained prior to and be effective as of the Closing. Based in part on the representations of the Purchasers set forth in Section 4 below, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act and applicable state securities laws.

     3.12  Compliance with Other Instruments.

           The Company is not in, nor will the conduct of its business as proposed to be conducted result in, any violation, breach or default of any term of the Restated Articles or the Company's Bylaws or in any respect of any term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it may be bound, or of any provision of any foreign or domestic state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company. The execution, delivery and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under the Company's Articles of Incorporation or Bylaws, or any agreement or contract of the Company, or to the best of the Company's knowledge, a violation of any statute, law, regulation or order, or an event which results in the creation of any lien, charge or encumbrance upon any asset of the Company.

     3.13  Disclosure.

           No representation or warranty by the Company in this Agreement or in any statement or certificate signed by any officer of the Company furnished or to be furnished to the Purchasers pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading.

     3.14  Registration Rights.

           Except as provided in the Rights Agreement, the Company has not granted or agreed to grant any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the United States Securities and Exchange Commission or any other governmental authority.

     3.15  Insurance.

           The Company has obtained, or will obtain (within 15 days after the First Closing) and will maintain, fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

     3.16  Financial Statements.

           Attached to this Agreement as Exhibit H is an unaudited balance sheet of the Company dated April 1, 1995 (the "Balance Sheet Date"), an unaudited income statement of the Company for the period ended
           April 1, 1995 (all such financial statements being collectively refereed to herein as the "Financial Statements"). Such Financial Statements (i) are in
      accordance with the books and records of the Company, (ii) are true, correct and complete and present fairly the financial condition of the Company at the date or dates therein indicated and the results of operations for the period or periods therin specified, and (iii) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as to the unaudited financial statements, for the omission of notes thereto and normal year-end audit adjustments. Specifically, but not by way of limitation, the respective balance sheets of the Financial Statements disclose all of the Company's material debts, liabilities and obligations of any nature whether due or to become due as of their respective dates (including, without limitation, absolute liabilities, accrued liabilities, and contingent liabilities) to the extent such debts, liabilities and obligations are required to be disclosed in accordance with generally accepted accounting principles. The Company has good and marketable title to all assets set forth on the balance sheets of the Financial Statements, except for such assets as have been spent, sold or transferred in the ordinary course of business since their respective dates.

3.17  Certain Actions.

      Since the Balance Sheet Date, the Company has not; (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $10,000 or in excess of $25,000 in the aggregate; (iii) made any loans or advances to any person, other than ordinary advances for travel expenses; (iv) sold, exchanged or otherwise disposed of any material assets or rights other than the sale of inventory in the ordinary course of its business; or (v) entered into any transactions with any of its officers, directors or employees or any entity controlled by any of such individuals.

3.18  Activities Since Balance Sheet Date.

      Since the Balance Sheet Date, there has not been:

      (a) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as presently conducted and as presently proposed to be conducted);

      (b) any waiver by the Company of a valuable right or of a material debt owed to it;

           (c) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except such a satisfaction, discharge or payment made in the ordinary course of business that is not material to the assets, properties, financial condition, operating results or business of the Company;

           (d) any material change or amendment to a material contract or arrangement by which the Company or any of its assets or pro-perties is bound or subject, except for changes or amendments which are expressly provided for or disclosed in this Agreement;

           (e) any material change in any compensation arrangement or agreement with any present or prospective employee, contractor or director not approved by the Company's Board of Directors; or

           (f) to the Company's knowledge, and other event or condition of any character which would materially and adversely affect the assets, properties, financial condition, operating results or business of the Company.

     3.19  Tax Matters.

           The provisions for taxes in the Financial Statements are sufficient for the payment of all accrued and unpaid federal, state, county and local taxes of the Company, whether or not assessed or disputed as of the date of each such balance sheet. There have been no examinations or audits of any tax returns or reports by any applicable federal, state or local governmental agency. The Company has duly filed all federal, state, county and local tax returns required to have been filed by it and paid all taxes shown to be due on such returns.
           There are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

     3.20  Tax Elections.

           The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as an "S" corporation or a collapsible corporation pursuant to Section 341(f) or
           Section 1362(a) of the Code, nor has it made any other elections pur-suant to the Code (other than elections which relate solely to matters of accounting, depreciation or amortization) which have a material effect on the Company, its financial condition, its business as presently conducted or presently proposed to be conducted or any of its properties or material assets.

     3.21  Invention Assignment and Confidentiality Agreement

           Each employee, officer, consultant and contractor of the Company has entered into and executed (and each such future employee, officer, consultant and contractor of the Company will enter into and execute) an Invention Assignment and Confidentiality Agreement in the form attached to this Agreement as Exhibit I or an employment or consulting agreement containing substantially similar terms.

     3.22  Interested Party Transactions.

           To the best knowledge of the Company, no officer or director of the Company or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the 1933 Act) of any such person has had, either directly or indirectly, a material interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to the Company any goods, property, technology, intellectual or other property rights or services; or (ii) any contract or agreement to which the Company is a party or by which it may be bound or affected.

     3.23  Stock Restriction Agreements.

           Each employee, director or consultant who holds any currently outstanding shares of common stock or other securities of the Company or any option, warrant or right to acquire such shares or other securities, has entered into or is otherwise bound by, an agreement granting the Company (i) the right to repurchase the shares for the original purchase price, or to cancel the option, warrant or right, in the event the holder's employment or services with the Company terminate for any reason, subject to release of such repurchase or cancellation right at a rate of 12/48ths after the first year of employment or service and 1/48th per month thereafter, and (ii) a right of first refusal with respect to all such shares. The Company has furnished to special counsel to the Purchasers true and complete copies of the forms of all such stock restriction agreements and/or option agreements.

     3.24  Use of Proceeds.

           The Company shall use the proceeds from the sale of the Shares in the First Closing for the trial launch of the VRi System with San Fernando Valley Realtor's Association (the "Trial"). The Company shall use the proceeds from the sale of the Shares in the Second Closing to complete the Trial to launch the VRi System on a national basis and to define the outstanding debt obligations owed to American Growth Capital.

     3.25  Business Plan.

           The business plan prepared by the Company and delivered to Intel at or prior to the date hereof was prepared in good faith and is not materially misleading.

4.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     Each Purchaser represents and warrants to the Company as follows:

     4.1   Authorization.

           This Agreement when executed and delivered by Purchaser will constitute a valid an legally binding obligation of Purchaser.

     4.2   Investigation.

           Purchaser acknowledges that it has had an opportunity to discuss the business, affairs and current prospects of the Company with its officers. Purchaser further acknowledges having had access to information about the Company that it has requested.

     4.3   Purchase for Own Account.

           The Shares and the Conversion Shares will be acquired for its own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof.

     4.4   Exempt from Registration.

           Purchaser understands that the Shares and the Conversion Shares will not be registered under the Securities Act, on the ground that the sale provided for in this Agreement is exempt from registration under of the Securities Act, and that the reliance of the Company on such exemption is predicated in part on Purchaser's representations set forth in this Agreement.

     4.5   Economic Risk.

           Purchaser acknowledges that is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of its investment pursuant to the Agreement.

     4.6   Restricted Securities.

           Purchaser understands that the Shares and the Conversion Shares being purchased hereunder are restricted securities within the meaning of Rule 144 under the Securities Act; that the Shares and the Conversion Shares are not registered and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available.

     4.7   Restrictive Legends.

           It is understood that each certificate representing (i) the Shares,
           (ii) Conversion Shares, and (iii) any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger or similar event (unless no longer required in the opinion of counsel for the Company) shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend that may now or hereafter be required by applicable state law):

           THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS. PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

           The legend set forth above shall be removed by the Company from any certificate evidencing Shares or Conversion Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Shares or Conversion Shares.

5.   CONDITIONS TO THE PURCHASERS' OBLIGATIONS AT THE CLOSING

     The obligations of the Purchasers under this agreement to purchase the Shares at the First and Second Closings are subject to the fulfillment, to the satisfaction of special counsel to the Purchasers on or prior to each Closing, of the following conditions:

     5.1   Representations and  Warranties Correct.

           The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct as of the date of each Closing with the same force and effect as if they had been made on and as of such date, subject, with respect to the

           Second Closing, to the receipt by special counsel to the Purchasers of a revised Schedule of Exceptions in a manner reasonably acceptable to the Purchasers of a majority of the Shares to be sold and issued in the Second Closing.

     5.2   Performance of Obligations.

           The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before each Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchases and sales described herein.

     5.3   Compliance Certificate.

           At the First Closing and the Second Closing, the Company shall deliver to the Purchasers a certificate, dated the date of First Closing and Second Closing, respectively, signed by the company's President certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

     5.4   Proceedings and Documents.

           All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to special counsel to the Purchasers, and special counsel to the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

     5.5   Securities Laws.

           The offer and sale of the Shares to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

     5.6   Amended Articles Effective

           The Restated Articles shall have been duly adopted by the company by all necessary corporate action of its Board of Directors and shareholders and shall have been duly filed with and accepted by the Secretary of State of the State of Nevada.

     5.7   Opinion of the Company's Counsel.

           At the First Closing and the Second Closing, counsel to the Company shall have delivered to special counsel to the Purchasers an opinion addressed to the Purchasers, dated the date of each such Closing substantially in form of Exhibit J attached hereto and reasonably acceptable to special counsel to the Purchasers.

      5.8   Board of Directors.

            The Company's Board of Directors on the date of the First Closing shall consist of Michael A. Barron, Dianne D. David, Sandra S. Sawyer, and Lee Shorey.


      5.9   Ownership of Technology.

            (a)  General. Special counsel to the Purchasers shall have received
                 -------
                 from the Company all documents and other material requested by special counsel to the Purchasers for the purpose of examining and determining the Company's rights in and to any technology, products and proprietary assets now used, proposed to be used in, or necessary to, the Company's business as now conducted and proposed to be conducted, and the status of the Company's ownership rights in and to all such technology, products and proprietary assets shall be reasonably satisfactory to special counsel to the Purchasers.

            (b)  MortgageFlex and Software Today Licenses. The Company shall
                 ----------------------------------------
                 have entered into the MortgageFlex Systems, Inc. License and the Software Today, Inc. License and shall grant substantial distribution and development rights. Such licenses shall be reasonably satisfactory to special counsel to the Purchasers.


      5.10  Execution of Rights Agreement.

            On the date of the First Closing, the Company shall have executed and delivered to the Purchasers the Rights Agreement in substantially the form attached hereto as Exhibit E.

      5.11  Execution of Co-Sale Agreement.

            On the date of the First Closing, the Company shall have executed and delivered to the Purchasers, the Co-Sale Agreement in substantially the form attached hereto as Exhibit F.

        5.12    Minimum to Close

                At the First Closing, the Purchasers shall have purchased not less than 500,000 Shares, with gross proceeds to the Company of not less than $500,000. At the Second Closing, the Purchasers shall have purchased not less than 1,500,000 Shares, with gross proceeds to the Company of not less than $1,500,000.

6.      CONDITIONS TO COMPANY'S OBLIGATIONS AT THE CLOSING

        The obligations of the Company under this Agreement to issue and sell the Shares at the First and Second Closings are subject to the fulfillment on or prior to each Closing of the following conditions:

        6.1     Representations and Warranties.

                The representations and warranties of each Purchaser in Section 4 hereof shall be true as of the First and Second Closing, respectively.

        6.2     Payment of Purchase Price.

                Each Purchaser shall have delivered to the Company the purchase price in accordance with the provisions of Section 2.

        6.3     Restated Articles Effective.

                The Restated Articles shall have been duly adopted by the Company by all necessary corporate action of its Board of Directors and shareholders, and shall have been duly filed with and accepted by the Secretary of State of the State of California.

        6.4     Securities Exemptions.

                The offer and sale of the Shares to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act, and the registration and/or qualification requirements of all applicable state securities laws.

7.      MISCELLANEOUS

        7.1     Governing Law.

                This Agreement shall be governed in all respects by the laws of the state of Delaware without regard to provisions regarding choice of laws.

     7.2   Survival.

           The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

     7.3   Successors and Assigns.

           Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto whose rights or obligations hereunder are affected by such amendments.

     7.4   Entire Agreement.

           This Agreement and the exhibits hereto which are hereby expressly incorporated herein by this reference constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof; provided, however that nothing in this
                                        -----------------
           Agreement shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the parties hereto prior to the date hereof, which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

     7.5   Notices.

           Except as may be otherwise provided herein, all notices and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed by registered or certified first class mail, postage prepaid, addressed, (a) if to the Purchasers, to each such Purchaser's address set forth on Exhibit A attached hereto, or to such other address as such Purchaser or any of its successors or assigns shall have furnished to the Company in writing, or (b) if to the Company, to its address set forth below its signature hereto, or to such other address as the Company shall have furnished to the Purchasers or their successors or assigns in writing. Notices hand delivered shall be effective upon delivery and notices sent by first class mail shall be effective three days following deposit in the United States mail.

     7.6   Amendments and Waivers.

           Any item of this Agreement may be amended and the observance of any term of the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchasers holding at least a majority of the Shares.

     7.7   Delays or Omissions.

           No delay or omission to exercise any right, power or remedy accruing to the Company or to the Purchasers, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of the Company, or the Purchasers, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company or the Purchasers of any breach of default under this Agreement or any waiver on the part of the Company or the Purchasers of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or be law or otherwise afforded to the Company or the Purchasers shall be cumulative and not alternative.

     7.8   Legal Fees.

           In the event of any action at law, suit in equity or arbitration proceeding in relation to this Agreement or any Shares or other securities of the Company issued or to be issued, the prevailing party, shall be paid by the other party a reasonable sum for attorney's fees and expenses for such prevailing party.

     7.9   Finder's Fees.

           Each party (a) represents and warrants to the other party hereto that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (b) hereby agrees to indemnify and to hold harmless the other party hereto from and against any liability for any commission or compensation in the nature of a finder's fee of any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the indemnifying party or any of its employees or representatives are responsible.

     7.10  Titles and Subtitles.

           The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     7.11  Counterparts.

           This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     7.12  Severability.

           Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

     7.13  Confidentiality.

           Each party hereto agrees that, except with the prior written permission of the other party, it shall at all times keep confidential and not divulge furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of Shares (or Conversion Shares) purchased hereunder. The parties hereto further agree that there shall be no press release or other public statement issued by either party relating to this Agreement or the transactions contemplated hereby, unless the parties otherwise agree in writing. The provisions of this Section 7.13 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.

     7.14  Public Announcements.

           Neither the Company nor any Purchaser (other than Intel) shall use Intel's name or refer to Intel directly or indirectly in connection with Intel's relationship with the Company in any other manner, unless otherwise required by law or with Intel's prior written consent, which consent will generally not be granted. The parties agree that there will be no press release or other public statement issued by either party relating to the Agreement or the transactions contemplated hereby unless required by law. If the Company determines that is required by law to file this Agreement with the Securities and Exchange Commission, it shall at reasonable time before making any such filing, consult with Intel regarding such filing and seek confidential treatment for such portions of the Agreement as may be requested by Intel.

IN WITNESS WHEREOF, the parties hereto have executed this Series A Preferred Stock Purchase Agreement as of the day and year herein above first written.

                                        VIRTUAL REALTY NETWORK, INC.
                                        4590 MacArthur Blvd., Suite 175
                                        Newport Beach, CA  92660


                                        By:
                                            ----------------------------

                                        Title:
                                              --------------------------



                                        PURCHASERS:

                                        INTEL CORPORATION


                                        By:  /s/ Randy Tinsley
                                            ----------------------------

                                        Title:
                                              --------------------------
           treatment for such portions of the Agreement as may be requested by Intel.






IN WITNESS WHEREOF, the parties hereto have executed this Series A Preferred Stock Purchase Agreement as of the day and year herein above first written.




                                            VIRTUAL REALTY NETWORK, INC.
                                            4590 MacArthur Blvd., Ste. 175
                                            Newport Beach, CA 92660


                                            By: /s/ Michael A. Barron
                                                ----------------------------

                                            Title: President
                                                  --------------------------

                                            PURCHASERS:

                                            INTEL CORPORATION


                                            By:
                                                  --------------------------

                                            Title:
                                                  --------------------------

                                   Exhibit A
                                   ---------

                            Schedule of Purchasers

                                 First Closing         Second Closing
                                 -------------         --------------
Purchasers                     Shares      Amount     Shares     Amount
----------                     ------      ------     ------     ------
Intel Corporation              500,000    $500,000    500,000   $500,000
2200 Mission College
Blvd.
Santa Clara, CA  95052
Attn:____________________




                        Total  500,000    $750,000    1,500,000 $1,250,000


VRI Series A Purchase Agreement - PREFRD-A.PR2
                                   Draft dated May 18, 1995

                                   Exhibit A
                                   ---------

                            Schedule of Purchasers

                               First Closing                Second Closing
                               -------------                --------------

Purchasers                  Shares        Amount         Shares         Amount
----------                  ------        ------         ------         ------
Intel Corporation           ______       $500,000        ______        $500,000
2200 Mission College
Blvd.
Santa Clara, CA 95052
Attn: _______________

American Growth Fund I
L.P.
17280 Newhope St.,
Ste. 1
Fountain Beach, CA
92708
Attn:  Donna Snyder
                                         $250,000                      $500,000
                            ----------   --------       ---------      --------
                                                                       $250,000
                TOTAL                    $750,000                    $1,250,000
                            ----------                  ---------

                     EXHIBIT "C" - SCHEDULE OF EXCEPTIONS

     The following are the Exceptions to the statements contained in the Virtual Realty Network, Inc. Series A Preferred Stock Purchase Agreement, by reference to the Section Numbers therein:

     1. Section 3.2(c) exceptions: There are options for 200,000 shares of stock under the four (4) employment/consulting contract, copies of which are shown under Exhibit G, and Investment Agreement, dated March 21, 1995, between Virtual Realty Network, Inc. and American Growth Fund I LP, a California Limited Partnership, and the Addendum to Investment Agreement, dated March 31, 1995, which contains a grant of warrant for 175,000 shares at $.70 per share.

     2. Section 3.6 Liabilities - The Company has borrowed $50,000.00 from James Meader and Jeanne Garde, evidenced by a Promissory Note dated March 22, 1995, attached as Exhibit G.

     3.    Section 3.8(b) Licenses: Other Agreements.  The Company has entered
                          ---------------------------
into an Agreement with MortgageFlex, dated April 21, 1995, attached in Exhibit G, which deals with enchancement of existing programs, new ideas generated by the agreement, and development of the VRI "Loanmaker" mark and methodology.

     4.    Section 3.8(d) No Breach by Employee.  The Company acquired the
                          ----------------------
ownership to the software program and source code for the program called "TIES", which is a real estate office automation software. This software needs to be completed, but is not needed for the operation of the Company.

     5. Section 3.14 Registration Rights. The Investment Agreement, dated March 21, 1995, between Virtual Realty Network, Inc. and American Growth Fund I LP, a California Limited Partnership, and the Addendum to Investment Agreement, dated March 31, 1995, contains "piggyback" rights to registration of the common stock (250,000 shares) they obtained as collateral for their "loan" and warrants (175,000 shares) to convert to common shares. American Growth Fund I L.P. has agreed to convert their common shares to Series A Preferred Stock and participate as a "Purchaser" along with Intel. See Exhibit "A".

     6. Section 3.15 Insurance. The Company is receiving quotes from various carriers regarding the fire, casualty and theft insurance, and will have coverage in place within 15 days after the First Closing, or sooner.

     7. Section 3.22 Interested Party Transactions. The Company has entered into a Financial Consulting Agreement with Nexus Investments, Inc. for the services of Roger Luby, dated April 3, 1995, to provide $10 Million or more in funding on an Initial Public Offering. Mr. Luby has subsequently become a Director of the Company.

     8. Section 3.23 Stock Restriction Agreements. The Company has entered into Employee/Consultant Agreements, attached as Exhibits G, which provides for options of 50,000 shares each, 12,500 shares vesting on the anniversary of each year of employment, for a total of four (4) years.

     9.    Section 5.9 (b) MortgageFlex and Software Today Licenses.  The
                           -----------------------------------------
Company has entered into an licensing, development, distribution and enhancement agreement with MortgageFlex, dated April 21, 1995, attached as Exhibit G. The Company has entered into a Purchase Agreement for Assets only from Software Today, Inc., attached as Exhibit G.

     10. Section 7.9 Finder's Fees. The Company has entered into an Investment Agreement, dated March 21, 1995, with an Addendum, dated March 31, 1995, with American Growth Fund I L.P., a California Limited Partnership, which contains a provision in paragraph 4.5 Investment Banking Services for the payment of certain fees if they produce a lender or investor for an IPO or Secondary Offering within five (5) years. They have agreed to become Purchasers, along with Intel, of the Series A Preferred Shares. The Company has entered into an agreement with Mr. Donald Erhlich to pay him five (5%) percent of the cash procured by his introduction to American Growth Fund I L.P.

     The following are the Exceptions to the statements contained in the Exhibit "E" Rights Agreement attached to the Virtual Realty Network, Inc. Series A Preferred Stock Purchase Agreement, by reference to the Section Numbers therein:

     3.11  Limitations on Subsequent Registration Rights.
     The Investment Agreement, dated March 21, 1995, between Virtual Realty Network, Inc. and American Growth Fund I LP, a California Limited Partnership, and the Addendum to Investment Agreement, dated March 31, 1995, which contains a grant of warrant for 175,000 shares at $.70 per share, with the "piggyback" registration rights. They have agreed to become Purchasers, along with Intel, of the Series A Preferred Shares.

                                   EXHIBIT D

                       LIST OF OUTSTANDING SHAREHOLDERS



MICHAEL A. BARRON                                 1,250,000




DIANNE D. DAVID                                     750,000




SANDRA S. SAWYER                                    500,000




AMERICAN GROWTH
FUND I L.P.*                                        250,000






JAMES & JEANNE MEADOR
AND GARYLYN EDWARDS**









* The have a warrant for 175,000 shares at $.70/share
**Unissued shares escrowed pending audited determination of valuation of assets purchased in exchange for stock.

                                     -13-